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                                                                     EXHIBIT 4.1



                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made this 30th day of June, 2000, by and between the RONALD C. CAUSLEY, TRUSTEE OF RONALD C. CAUSLEY REVOCABLE TRUST DATED MARCH 14, 1990, AS AMENDED ("Holder"), having an address of 10089 Creekwood Trail, Davisburg, MI 48350 and NEMATRON CORPORATION, a Michigan corporation, with offices at 5840 Interface Drive, Ann Arbor, Michigan 48103 ("Company").

         The Company and the Holder are parties to a Stock Purchase Agreement of even date herewith pursuant to which the Holder, in connection with the sale of A-OK Controls Engineering, Inc. to the Company, is receiving 604,186 shares of the Company's Common Stock, no par value per share ("Common Stock"). In connection with the issuance of the Common Stock, the Company has agreed to provide the Holder with the certain registration rights.

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

            "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "REGISTRABLE SECURITIES" shall mean the 604,186 shares of the Company's Common Stock issued to the Holder, and any securities issued in respect of such shares upon any conversion, stock split, stock dividend, recapitalization or similar event, which have not been sold to the public pursuant to a Registration.

            The terms "REGISTER, "REGISTERED" AND "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations promulgated thereunder, and the declaration or ordering of the effectiveness of such registration statement.

            "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in compliance with Section 2 hereof, including, without limitation, all Registration and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expenses of any special audits incident to or required by any such Registration but shall not include Selling Expenses, fees and disbursements of counsel for the Holders.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.


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            "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer fees applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the Holder.

         2. COMPANY REGISTRATION.

            2.1 NOTICE OF REGISTRATION. If at any time or from time to time the Company shall determine to Register any of its capital stock or other issued securities, either for its own account or the account of a security holder or holders (other than the Holder), other than (x) a Registration relating solely to employee benefit plans, or (y) a Registration relating solely to a Commission Rule 145 transaction, or (z) a Registration on any Registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a Registration statement covering the sale of Registrable Securities, the Company shall:

            2.1.1. promptly give to the Holder written notice thereof; and

            2.1.2. use its best efforts to include in such Registration (and any related qualification under blue sky laws or other compliance) and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by the Holder within ten (10) days after the Holder's receipt of the written notice from the Company described in Section
2.1.1 above, except as set forth in Section 2.2 below.

            2.2 UNDERWRITING. If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 2.1.1. In such event the right of the Holder to Registration pursuant to this Section 2 shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Holder's Registrable Securities in the underwriting to the extent provided herein. The Holder, if proposing to distribute its securities through such underwriting, shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein, distributing their securities through such underwriting), enter into an underwriting agreement in customary form with the managing underwriter selected for underwriting by the Company. Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below), exclude all Registrable Securities from or limit the number of Registrable Securities to be included in the Registration and underwriting. If a limitation on the number of Registrable Securities is required as a result of these limits, the number of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all such holders requesting to participate in such Registration in proportion, as nearly as practicable, to the respective amounts of registrable securities which they had requested to be included in such Registration at the time of filing the Registration statement. No Registrable Securities excluded from the underwriting by reason of the managing. underwriter's marketing limitation shall be included in such Registration.

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         3. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any Registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the securities so Registered pro rata on the basis of the number of their shares so Registered.

         4. REGISTRATION PROCEDURES. In the case of each Registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep the Holder, if participating therein, advised in writing as to the initiation of each Registration, qualification or compliance and as to the completion thereof. At its expense, the Company will use its best efforts to:

            4.1. Except for offerings pursuant to Rule 145 or successors thereto under the Securities Act, the Company will keep such Registration, qualification or compliance effective and current for a period of one hundred twenty (120) days or until the Holder has completed the distribution described in the Registration statement relating thereto, whichever first occurs.

            4.2 The Company will furnish such number of prospectuses and other documents incident thereto as the Holder from time to time may reasonably request.

            4.3 The Company will notify the Holder, if Registrable Securities are covered by a Registration statement, at any time when a prospectus relating thereto covered by such Registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances then existing.

         5. INDEMNIFICATION.

            5.1 The Company will indemnify the Holder, its trustee, and each person controlling (within the meaning of the Securities Act) the Holder and the Holder's legal counsel and independent accountants, with respect to which Registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such Registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance, and will reimburse the Holder, its trustee and each person controlling the Holder, for any legal and any other expenses reasonably incurred in connection with investigating, defending any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any case to the extent that any such claim, loss, damage liability or expense arises out of or is

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based on any untrue statement or omission based upon written information furnished to the Company by such Holder and stated to be specifically for use therein. It is agreed that the indemnity agreement contain in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

            5.2. The Holder, if Registrable Securities held by him are included in the securities as to which such Registration, qualification or compliance is being effected, will indemnify the Company and each of its directors and officers each person who controls the Company within the meaning of the Securities Act and the rules and regulations thereunder, each other such holder participating in such Registration, and each of their officers, directors and partners, and each person controlling such Holder and the legal counsel and independent accountants of the foregoing persons against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such holders, directors, officers, partners, persons or control persons for any legal or any other expenses reasonable incurred in connection with investigating or defending. any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company and stated to be specifically for use therein; provided, however, that the liability and obligations of the Holder hereunder shall be limited to any amount equal to the gross proceeds received by the Holder of Registrable Securities sold as contemplated therein.

            5.3 Each party entitled to indemnification under this Section 5 ("Indemnified Party") shall give notice to the party required to provide indemnification ("Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, the Indemnifying Party shall bear the expenses of such defense of the Indemnified Party (including the fees and disbursements of one additional counsel to all Indemnified Parties which shall be selected by the Indemnified Parties) if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 5 except to the extent the omission results in a failure of actual notice to the Indemnified Party and such Indemnified Party is damaged solely as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each

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Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         6. INFORMATION BY HOLDER. The Holder, if any of the Registrable Securities are included in any Registration, shall furnish to the Company such information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any Registration, qualification or compliance referred to in this Agreement. Such information shall be furnished to the Company by an instrument duly executed by the Holder and stated to be specifically for use therein.

         7. TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to Register securities granted under Section 2 may be transferred or assigned by the Holder to one or more permitted transferees or assignees of at least one-third of the total number of Registrable Securities, provided that (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) the Company is given written notice by the Holder thirty (30) days prior to said transfer or assignment, stating the name and address of each transferee or assignee and identifying the securities with respect to which such Registration rights are being transferred or assigned and the Company consents to the transfer or assignment (which consent will not be unreasonably withheld), and (iii) that the transferee or assignee of such rights assumes the obligations of the Holder under this Agreement and executes and delivers an assumption agreement reasonably satisfactory to the Company to that effect.

         8. "MARKET STAND-OFF" AGREEMENT. The Holder agrees, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock. (or other securities) of the Company held


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by the Holder during the one hundred fifty (150) day period following the effective date of a Registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company enter into similar agreements. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of such one hundred fifty (150) day period.

         9. SUSPENSION OF REGISTRATION RIGHTS. The registration rights granted pursuant to Sections 2 hereof shall not be exercisable by the Holder during the period in which the Holder has the ability to sell all of the Registrable Securities held by the Holder under Rule 144 or Rule 144A during a single ninety
(90) day period.

         10. DELAY OF REGISTRATION. The Holder shall not have any right to take any actions to restrain, enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         11. GENERAL.

            11.1 GOVERNING LAW. This agreement shall be governed in all respects by the laws of the State of Michigan without giving effect to any conflicts of laws principles.

            11.2. REMEDIES. Any person having rights under any provisions of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

            11.3. ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all previous agreements with respect to such subject matter. Except as otherwise provided herein, the provisions of this Agreement may be amended in a writing signed by the Company and the Holder.

            11.4. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto.

                  11.5. NOTICES AND OTHER COMMUNICATIONS. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage pre paid, or delivered by hand, addressed
(i) if to the Holder, at its address set forth in the preamble of this Agreement or at such other address as the Holder shall have furnished to the Company in writing, and (ii) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to the Holder in writing.

            11.6. TITLE AND SUBTITLES. The titles of the sections and. paragraphs of this Agreement are for convenience of reference only and are not to, be considered in construing this Agreement.


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            11.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.


                         RONALD C.  CAUSLEY,  TRUSTEE  OF
                         RONALD C.  CAUSLEY  REVOCABLE TRUST
                         DATED MARCH 14, 1990, AS AMENDED


                         By:  /s/Ronald C. Causley, Trustee
                              --------------------------------------------------
                              Ronald C. Causley, Trustee



                         NEMATRON CORPORATION


                         By:  /s/David P. Gienapp
                              --------------------------------------------------
                              David P. Gienapp
                         Its: Vice President, Finance and Administration





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